Exhibit 10.27

IDACORP, Inc.

2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

(Time vesting)

________, 20_____

[[FIRSTNAME]] [[LASTNAME]]

In accordance with the terms of the 2000 Long-Term Incentive and Compensation Plan (the "Plan"), pursuant to action of the Compensation Committee (the "Committee") of the Board of Directors, IDACORP, Inc. (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted stock units, or a right to receive shares of Company common stock (the "RSUs"), as set forth below:

Date of Grant:	___________, 20,____
Number of RSUs:	[[SHARES GRANTED]]
Restricted Period:	__/__/20__ through __/__/20___
Vesting Schedule:	All of the RSUs subject to this Award shall vest on __/__/20__ if the Participant remains employed through the Restricted Period.

THESE RSUs ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Restricted Stock Unit Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern. The Participant hereby acknowledges receipt of a copy of this Restricted Stock Unit Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

IDACORP, Inc.

By: [[SIGNATURE]]

[[FIRSTNAME]] [[LASTNAME]]

Agreed:

[[SIGNATURE]]
________________________________
[[FIRSTNAME]] [[LASTNAME]]

Attachment: Annex A

ANNEX A

TO

IDACORP, INC. 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

It is understood and agreed that the Award of Restricted Stock Units (“RSUs”) evidenced by the Restricted Stock Unit Agreement to which this is annexed is subject to the following additional terms and conditions:

1. Forfeiture and Transfer Restrictions.

A.    Forfeiture Restrictions. Except as provided otherwise in Section 2 of this Annex A, if the Participant's employment is terminated during the Restricted Period, the RSUs subject to this Award shall be forfeited as of the date of termination.

B.    Transfer Restrictions. The RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

2. Termination of Employment. If the Participant's employment is terminated during the Restricted Period (i) due to the Participant's death or disability or (ii) with the approval of the Committee due to the Participant's retirement, the RSUs shall vest on the date of such termination of employment (unless the date of termination of employment is the final day of the Restricted Period, in which case the RSUs shall vest on the Vesting Schedule date set forth on page 1 of the Restricted Stock Unit Agreement) with respect to a prorated number of RSUs determined by multiplying the total number of RSUs subject to this Award times a fraction, the numerator of which is the number of whole months having elapsed during the Restricted Period as of the date of such termination of employment and the denominator of which is the total number of whole months in the Restricted Period, rounded down to the nearest whole number. For purposes of this Section 2, determination of whether a Participant's employment is terminated due to the Participant's retirement shall be made in the sole discretion of the Committee and the Committee's determination shall be final.

3. Vesting and Settlement of RSUs. Except as provided otherwise in Article 13 of the Plan and Sections 1 or 2 of this Annex A, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Restricted Stock Unit Agreement. Any RSUs that do not vest shall be forfeited. The Company will settle RSUs that vest as soon as administratively practicable following the date on which the RSUs vest, but no later than March 15 of the calendar year following the calendar year in which the RSUs vest, by issuing one Share for each vested RSU.

4. No Voting Rights. The Participant shall not have voting or other rights as a shareholder of the Company with respect to the RSUs.

5. Dividend Equivalents. The Participant shall be entitled to receive regular cash dividend equivalents for each RSU in an amount equal to the cash dividends declared on a Share from the

Date of Grant through the end of the Restricted Period; provided, however, that in no event shall the Participant receive dividends paid with respect to any forfeited RSUs on or after the date of forfeiture.

6. Tax Withholding. The Company may make such provisions as are necessary for the withholding of all applicable taxes on the RSUs, in accordance with Article 15 of the Plan.

7. Section 409A. The Company intends that the RSUs will be exempt from, or comply with, the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Notwithstanding any provision in the Restricted Stock Unit Agreement to the contrary, and consistent with the Plan, the RSUs shall be interpreted, operated, and administered in a manner consistent with such intentions. The Company makes no representation that that the RSUs shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs.

8. Ratification of Actions. By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.

9. Notices. Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Restricted Stock Unit Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

10. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

11. Governing Law and Severability. To the extent not preempted by Federal law, the Restricted Stock Unit Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions. In the event any provision of the Restricted Stock Unit Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Restricted Stock Unit Agreement, and the Restricted Stock Unit Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12. Additional Information. Please see Exhibit A for additional information regarding the RSUs and related matters.

Exhibit A

Dear Participant –

A copy of the 2000 IDACORP, Inc. Long Term Incentive and Compensation Plan (“LTIP”) and supplemental information is available on the Certent Participant Portal.

Additionally, IDACORP will make available to you without charge, upon your written or oral request, a copy of any and all documents incorporated by reference in Item 3 of Part II of the latest Registration Statement on Form S-8 relating to the LTIP (which documents are incorporated by reference in the Section 10(a) prospectus) and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended. This includes, but is not limited to, the most recently filed version of IDACORP’s Annual Report on Form 10-K. IDACORP’s most recent Annual Report on Form 10-K is also available on the IDACORP website, www.idacorpinc.com.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.